Subject to completion, dated November 4, 2014

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and neither we nor the selling shareholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199843

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 4, 2014)

13,303,666 Shares

COMMON STOCK

The selling shareholders listed in this prospectus supplement are offering 13,303,666 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Concurrently with this offering, we have agreed to purchase from the underwriter shares of our common stock that are subject to this offering having an aggregate value of approximately $250 million at a price per share equal to the price per share paid by the underwriter to the selling shareholders in this offering.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein to read about factors you should consider before buying our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “Q.” On November 3, 2014, the last reported sale price of our common stock on the NYSE was $59.65 per share.

The underwriter has agreed to purchase the shares of common stock from the selling shareholders at a price of $             per share, which will result in $             of proceeds to the selling shareholders before expenses. The underwriter may offer the shares of common stock in transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock against payment in New York, New York on or about                     , 2014.

Citigroup

Prospectus Supplement dated                     , 2014

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 4, 2014. The accompanying prospectus provides you with a general description of our common stock, which the selling shareholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by referenced filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Before purchasing any of our common stock, you should carefully read both this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus we file with the SEC. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or any of the documents incorporated by reference herein is accurate only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “Quintiles,” “we,” “us,” “our,” or similar references mean Quintiles Transnational Holdings Inc. and its subsidiaries on a consolidated basis. References to “Quintiles Holdings” refer to Quintiles Transnational Holdings Inc. on an unconsolidated basis. References to “Quintiles Transnational” refer to Quintiles Transnational Corp., Quintiles Holdings’ wholly-owned subsidiary through which we conduct our operations.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to the “Shareholders Agreement” refers to the January 2008 agreement we entered into in connection with what we refer to as the Major Shareholder Reorganization. The Major Shareholder Reorganization resulted in our ownership by Dr. Gillings (and his affiliates), investment funds associated with Bain Capital Investors, LLC, or Bain Capital, affiliates of TPG Global, LLC, or the TPG Funds (we refer to TPG Global, LLC as “TPG Global” and together with its affiliates, “TPG”), affiliates of 3i Corporation, or 3i, certain other shareholders who participated in the going private transaction (including an affiliate of Temasek Holdings (Private) Limited), and various members of our management. “Sponsor” refers to each of the private investment firms of Bain Capital, TPG, and 3i, together with any of their respective affiliates who own our shares. Following the completion of our initial public offering, the parties to the Shareholders Agreement consist of Dr. Gillings (and his affiliates) and the Sponsors.

Quintiles® is our principal registered trademark. This prospectus supplement also includes or incorporates by reference other trademarks and service marks, and those trademarks and service marks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein by reference contain forward-looking statements that reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained or incorporated by reference herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, or our 2013 Form 10-K, which is incorporated by reference in this prospectus supplement, and in the “Risk Factors” section herein. We assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

MARKET AND OTHER INDUSTRY DATA

This prospectus supplement and documents incorporated by reference herein include market share and industry data and forecasts that we have obtained from market research, consultant surveys, publicly available information and industry publications and surveys, as well as our internal data. Market research, consultant surveys, and industry publications and surveys generally indicate that the information contained therein was obtained from sources believed to be reliable, and we believe that the publications and reports are reliable as of the date of this prospectus supplement. Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information included in this prospectus supplement or incorporated by reference herein is reliable, data, forecasts and estimates, in particular as they relate to market size, market growth, penetration, market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.”

Quintiles

We are the world’s largest provider of biopharmaceutical development services and commercial outsourcing services. We are positioned at the intersection of business services and healthcare and generated $3.8 billion of service revenues in 2013, conduct business in approximately 100 countries and have more than 32,000 employees. We use the breadth and depth of our service offerings, our global footprint and our therapeutic, scientific and analytics expertise to help our biopharmaceutical customers, as well as other healthcare customers, navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.

Our principal executive offices are located at 4820 Emperor Blvd., Durham, North Carolina 27703. Our telephone number at that address is (919) 998-2000. Our common stock is currently traded on the NYSE under the stock symbol “Q.”

Share Repurchase

We have agreed to purchase from the underwriter shares of our common stock that are subject to this offering having an aggregate value of approximately $250 million at a price per share equal to the price per share paid by the underwriter to the selling shareholders in this offering. We refer to this repurchase as the “share repurchase.” The share repurchase is in addition to the existing $125 million equity repurchase program approved by our board of directors, or our Board, on October 30, 2013. We have remaining authorization to repurchase up to $59.5 million of our common stock under the repurchase program.

We intend to fund the share repurchase with cash on hand and borrowings from our revolving credit facility. The completion of the share repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon, among other things, the completion of this offering. The completion of this offering is not conditioned upon the completion of the share repurchase.

The description and the other information in this prospectus supplement regarding the share repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

Amendment to Our Revolving Credit Facility

We intend to enter into an amendment to our senior secured credit agreement in the near future that would increase our revolving credit facility from $300 million to $400 million. We expect that the amendment would also provide for an extension of the maturity date of our revolving credit facility to (x) December 8, 2017, which is six months later than the existing maturity of our revolving credit facility, or (y) June 8, 2019, which is two years later than the existing maturity of our revolving credit facility, if the maturity of our existing term loans, or any refinancings thereof, is extended in the future by at least two years to a date not earlier than June 8, 2020, and make certain other amendments. See “Risk Factors—Risks related to our indebtedness—Our substantial indebtedness could adversely affect our financial condition.” Neither the completion of this offering nor the share repurchase is conditioned upon completion of this amendment, and there can be no assurance that the amendment will be completed in the near future or at all.

The Offering

Common stock being offered by the selling shareholders	13,303,666 shares

Common stock to be outstanding after this offering and the share repurchase	shares

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

Share repurchase	Subject to completion of this offering, we have agreed to repurchase shares of our common stock from the underwriter having an aggregate value of approximately $250 million at a price per share equal to the price paid by the underwriter to the selling shareholders in this offering. The share repurchase was approved by the Audit Committee of our Board, which is comprised entirely of disinterested directors.

Risk factors	You should read the “Risk Factors” section in this prospectus supplement and the documents incorporated by reference herein for a discussion of the factors to consider carefully before deciding to purchase any shares of our common stock.

NYSE ticker symbol	“Q.”

The number of shares to be outstanding after this offering and the share repurchase is based on 127,852,205 shares of common stock outstanding as of October 31, 2014. This amount does not reflect 9,619,055 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $27.73 per share as of October 31, 2014, of which 4,786,550 were then exercisable, 93,667 shares of common stock issuable upon vesting of certain restricted stock units, and up to 8,466,195 shares of common stock reserved for future issuance under our stock incentive plans.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 21 of our 2013 Form 10-K and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of these risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Ownership of Our Common Stock and This Offering

Upon completion of this offering, we will no longer be a “controlled company” within the meaning of the NYSE rules. However, we intend to rely on exemptions from certain corporate governance requirements during a one year transition period.

After completion of this offering, the parties to the Shareholders Agreement will no longer own a majority of our outstanding common stock. As a result, we will no longer be a “controlled company” within the meaning of the corporate governance standards contained in Section 303A of the NYSE Listed Company Manual. Consequently, as of the date we no longer qualify as a “controlled company,” the NYSE rules require that we:

•	appoint at least a majority of independent directors to the compensation and nominating and governance committees within 90 days;

•	appoint a majority of independent directors to our Board within one year; and

•	appoint compensation and nominating and governance committees composed entirely of independent directors within one year.

Following this offering, we intend to utilize the transition periods described above to achieve full compliance with these NYSE requirements. Accordingly, during these transition periods, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Provisions of our corporate governance documents could make an acquisition of our company more difficult and may prevent attempts by our shareholders to replace or remove our current management, even if beneficial to our shareholders.

Provisions of our amended and restated articles of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our company that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our Board. Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. Among others, these provisions include (1) our ability to issue preferred stock without shareholder approval, (2) the requirement that our shareholders may not act without a meeting, (3) requirements for advance notification of shareholder nominations and proposals contained in our bylaws, (4) the absence of cumulative voting for our directors, (5) requirements for shareholder approval of certain business combinations and (6) the limitations on director nominations contained in our Shareholders Agreement. See “Description of Capital Stock” in the accompanying prospectus for more detail.

Our operating results and share price may be volatile, and the market price of our common stock after this offering may drop below the price you pay.

Our quarterly and annual operating results may fluctuate in the future, and such fluctuations may be significant. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. The selling shareholders and the underwriter will negotiate to determine the public offering price. You may not be able to resell your shares at or above the public offering price or at all. Our operating results and the trading price of our shares may fluctuate in response to various factors, including:

•	market conditions in the broader stock market;

•	actual or anticipated fluctuations in our quarterly and annual financial and operating results;

•	introduction of new products or services by us or our competitors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	sales, or anticipated sales, of large blocks of our stock;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	litigation and governmental investigations;

•	changing economic conditions; and

•	exchange rate fluctuations.

These and other factors, many of which are beyond our control, may cause our operating results and the market price for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

There may be sales of a substantial amount of our common stock after this offering by our current shareholders, and these sales could cause the price of our common stock to fall.

As of October 31, 2014, there were 127,852,205 shares of common stock outstanding. Approximately 50.8% of our outstanding common stock is held by parties to the Shareholders Agreement. Following completion of this offering and the share repurchase, approximately     % of our outstanding common stock will be held by parties to the Shareholders Agreement.

Each of our directors, executive officers and certain significant equity holders (including affiliates of the Sponsors) as of the date of this prospectus supplement have entered into a lock-up agreement with the underwriter which regulates their sales of our common stock, for a period of 30 days after the date of this prospectus supplement for our directors and executive officers (other than Dr. Dennis Gillings) and for a period of 60 days after the date of this prospectus supplement for the other holders, subject to certain exceptions (including with respect to any shares to be sold in the share repurchase) and automatic extensions in certain circumstances. Following the offering, such lock-up agreements will cover, in the aggregate, 51,942,060 outstanding shares of our common stock and vested options to purchase an additional 1,889,700 shares of our common stock, provided that up to 27,500 shares of our common stock may be sold by certain of our executive officers and directors during the lock-up period pursuant to Rule 10b5-1 plans that became effective before this offering.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. The shares sold in this offering are eligible for immediate sale in the public market without restriction by persons other than our affiliates.

Beginning 90 days after this offering, subject to certain exceptions and automatic extensions in certain circumstances, shareholders that are parties to an amended and restated registration rights agreement, or the Registration Rights Agreement, may require us to effect a public offering of their shares under the federal securities laws so that they can be resold immediately in the public market. Under the Registration Rights Agreement, we are required to pay the registration expenses associated with the public offering of such shares, excluding any underwriting discounts, commissions and transfer taxes. Any such sales or the anticipation of such sales may cause the market price of our common stock to decline.

Since we have no current plans to pay regular cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

Although we have previously declared dividends to our shareholders, we do not currently anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our credit facilities. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. See “Dividend Policy” for more detail.

The parties to the Shareholders Agreement will continue to have significant influence over us after this offering, including in connection with decisions that require the approval of our shareholders, which could limit your ability to influence the outcome of matters submitted to shareholders for a vote.

Upon the completion of this offering and the share repurchase, Dr. Gillings (and his affiliates) and the Sponsors will own approximately             % of the outstanding shares of our common stock. In addition, these shareholders are and, following the completion of this offering, will continue to be parties to the Shareholders Agreement which, among other things, requires such shareholders to vote in favor of certain nominees to our Board. For a discussion of the Shareholders Agreement and these nominations rights, see “Certain Relationships and Related Person Transactions” and “Directors, Executive Officers and Corporate Governance—Composition and Qualifications of Our Board of Directors” in our 2013 Form 10-K. As a result, this group potentially has the ability to influence or effectively control our decisions to enter into any corporate transaction (and the terms thereof) and the ability to prevent any change in the composition of our Board and any transaction that requires shareholder approval regardless of whether others believe that such change or transaction is in our best interests. Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as the parties to the Shareholders Agreement continue to own a significant amount of our equity, if they exercise their shareholder rights collectively, they would be able to significantly influence our decisions.

Risks Relating to Our Indebtedness

Our substantial debt could adversely affect our financial condition.

As of September 30, 2014, we had $3.107 billion in total assets, $3.643 billion in total liabilities and a shareholders’ deficit of $536 million. Included within total liabilities was $2.043 billion of total indebtedness, excluding $300.0 million of additional available borrowings under our revolving credit facility. We intend to amend our senior secured credit agreement to increase the amount of available borrowings under our revolving credit facility to $400 million. In connection with the share repurchase, we intend to draw upon our revolving credit facility, which would cause our aggregate indebtedness to further increase. Our substantial indebtedness could adversely affect our financial condition and thus make it more difficult for us to satisfy our obligations with respect to our credit facilities. If our cash flow is not sufficient to service our debt and adequately fund our business, we may be required to seek further additional financing or refinancing or dispose of assets. We may not be able to implement any of these alternatives on satisfactory terms or at all. Our substantial indebtedness could also:

•	increase our vulnerability to adverse general economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, investments, acquisitions, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our ability to make required payments under our existing contractual commitments, including our existing long-term indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	cause us to incur substantial fees from time to time in connection with debt amendments or refinancings;

•	increase our exposure to rising interest rates because a portion of our borrowings is at variable interest rates; and

•	limit our ability to borrow additional funds or to borrow on terms that are satisfactory to us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders in this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization at September 30, 2014, on:

•	an actual basis; and

•	an as adjusted basis giving effect to the share repurchase and associated expected borrowings under our revolving credit facility.

You should read this information in conjunction with the sections entitled “Prospectus Summary” and “Description of Capital Stock” included elsewhere in this prospectus supplement and accompanying prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements in our 2013 Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference herein.

	At September 30, 2014 (unaudited)
	(dollars in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$645,034	$

Short-term debt:
Current portion of long-term debt, including capital leases	$20,681	$

Long-term debt:

Long-term debt, less current portion, including capital leases(1)	$2,022,595	$

Total debt and capital lease obligations	$2,043,276	$

Shareholders’ deficit:
Common stock and additional paid-in capital, par value $0.01 per share; 300,000,000 shares authorized and 127,695,965 shares issued and outstanding	$368,010	$
Accumulated deficit	$(877,224)	$
Accumulated other comprehensive loss	$(27,045)	$

Deficit attributable to Quintiles Transnational Holdings Inc.’s shareholders	$(536,259)	$
Deficit attributable to noncontrolling interests	$27	$

Total shareholders’ deficit	$(536,232)	$

Total capitalization	$1,507,044	$

(1)	Net of unamortized debt discounts of $12,454.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 31, 2014 for each selling shareholder.

Except as otherwise indicated, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under those rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options held by the respective person or group that may be exercised within 60 days of October 31, 2014. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to stock options exercisable within 60 days after October 31, 2014 are reflected in the table below and included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

The number of shares and percentages of beneficial ownership prior to this offering and the share repurchase set forth below are based on the number of shares of our common stock issued and outstanding immediately prior to the consummation of this offering and the share repurchase. The number of shares and percentages of beneficial ownership after this offering and the share repurchase set forth below are based on the number of shares of our common stock issued and outstanding immediately after the completion of this offering and the share repurchase assuming the selling shareholders sell 13,303,666 shares of common stock offered by this prospectus supplement and assuming that the share repurchase of              shares is consummated shortly after completion of this offering.

The percentages of shares outstanding provided in the table are based on a total of 127,852,205 shares of our common stock outstanding on October 31, 2014.

For more information regarding our relationships with certain of the persons named below, see “Certain Relationships and Related Person Transactions” in our 2013 proxy statement, filed with the SEC on March 31, 2014.

Notwithstanding the ownership information regarding our common stock presented below, the Shareholders Agreement governs the exercise of the voting rights of the shareholders party thereto with respect to the election of directors and certain other material events. See “Certain Relationships and Related Person Transactions, Director Independence—Shareholders Agreement” and “Directors, Executive Officers and Corporate Governance—Composition and Qualifications of Our Board of Directors” in our 2013 proxy statement, filed with the SEC on March 31, 2014.

	Shares Beneficially Owned Prior to This Offering		Number of Shares Being Offered	Shares Beneficially Owned After this Offering and the Concurrent Share Repurchase
Name and Address of Beneficial Owner	Number	Percent		Number	Percent
50% or Greater Shareholders
Parties to the Shareholders Agreement(1)	65,008,296	50.8%	13,303,666	51,704,630		%
Dennis B. Gillings, CBE, Ph.D. and affiliates(2)	20,175,038	15.7%	4,066,187	16,108,851		%
Bain Capital and related funds(3)	19,575,041	15.3%	3,945,259	15,629,782		%
TPG Funds(4)	14,036,629	11.0%	2,829,017	11,207,612		%
Affiliates of 3i(5)	12,221,588	9.6%	2,463,203	9,758,385		%

(1)	Includes shares of common stock (but no shares underlying exercisable stock options) outstanding as of October 31, 2014 directly held by the following persons who are parties to the Shareholders Agreement: Dr. Gillings, Dr. Gillings’ daughter, the Gillings Limited Partnership, the GFEF Limited Partnership, the Gillings Family Foundation, GF Investment Associates LP, the Bain Capital Entities (as defined below), the TPG Funds and the 3i Funds (as defined below). In this offering, the parties to the Shareholders Agreement will sell 13,303,666 shares of common stock in the aggregate.

(2)	Includes the following shares over which Dr. Gillings may be deemed to have beneficial ownership: (a) 1,000,000 shares of common stock underlying stock options exercisable within 60 days of October 31, 2014 held by Dr. Gillings and (b) the following shares over which Dr. Gillings may be deemed to exercise shared voting and investment control: 356,849 shares held by the Gillings Limited Partnership, of which Dr. Gillings is the general partner; 148,231 shares held by the GFEF Limited Partnership, of which Dr. Gillings is the general partner; and 163,556 shares held by The Gillings Family Foundation, of which Dr. Gillings is the president and director. Dr. Gillings disclaims beneficial ownership of all shares held by the Gillings Limited Partnership, The Gillings Family Foundation and GFEF Limited Partnership, except to the extent of his pecuniary interest therein. Certain shares directly owned by Dr. Gillings have been pledged as security for a personal loan. These shares also include the following shares over which Susan Gillings Gross (Dr. Gillings daughter) may be deemed to have beneficial ownership: (a) 39,678 shares held directly by Ms. Gross and 2,156,897 shares held by GF Investment Associates LP, which is managed by Ms. Gross. Ms. Gross disclaims beneficial ownership of the shares held by GF Investment Associates LP, except to the extent of her pecuniary interest therein. In this offering, (i) Dr. Gillings will sell 3,209,338 shares of common stock; (ii) the Gillings Limited Partnership will sell 356,849 shares of common stock; and (iii) GF Investment Associates LP will sell 500,000 shares of common stock. The business address of Dr. Gillings and affiliated persons and entities is c/o Quintiles, 4820 Emperor Blvd., Durham, North Carolina 27703.

(3)	Bain Capital and related funds beneficially own 19,575,041 shares, consisting of (a) 19,524,282 shares of common stock held by Bain Capital Integral Investors 2008, L.P., or Integral Investors, whose managing partner is Bain Capital Investors, LLC, or BCI; (b) 48,023 shares of common stock held by BCIP TCV, LLC, or BCIP TCV, whose administrative member is BCI; and (c) 2,736 shares of common stock held by BCIP Associates—G, or BCIP—G, whose managing partner is BCI. As a result of the relationships described above, BCI may be deemed to share beneficial ownership of the shares held by each of Integral Investors, BCIP TCV and BCIP—G, which we refer to collectively as the Bain Capital Entities. In this offering, (i) Integral Investors will sell 3,935,029 shares of common stock, (ii) BCIP TCV will sell 9,679 shares of common stock and (iii) BCIP—G will sell 551 shares of common stock. Certain partners and other employees of the Bain Capital Entities may make a contribution of shares of common stock to one or more charities prior to this offering. In such case, a recipient charity, if it chooses to participate in this offering, will be the selling shareholder with respect to the donated shares. The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital Entities is directed by BCI’s Global Private Equity Board, or GPEB, which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, Paul Edgerley, Stephen Pagliuca, Michel Plantevin, Dwight Poler, Jonathan Zhu and Stephen Zide. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. Each of the Bain Capital Entities has an address c/o Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

(4)

The TPG Funds beneficially own 14,036,629 shares, consisting of (a) 13,338,650 shares held by TPG Quintiles Holdco II, L.P., a Delaware limited partnership, or Holdco II, whose general partner is TPG Advisors V, Inc., a Delaware corporation, and (b) 697,979 shares held by TPG Quintiles Holdco III, L.P. a Delaware limited partnership, or Holdco III, whose general partner is Tarrant Advisors, Inc., a Texas corporation. Holdco II and Holdco III are collectively referred to as the TPG Funds. In this offering, (i) Holdco II will sell 2,688,343 shares of common stock and (ii) Holdco III will sell 140,674 shares of common stock. David Bonderman and James G. Coulter are officers and sole shareholders of each of TPG

Advisors V, Inc. and Tarrant Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of TPG Advisors V, Inc., Tarrant Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(5)	3i and its affiliates beneficially own 12,221,588 shares, consisting of (a) 6,519,606 shares directly held by 3i US Growth Healthcare Fund 2008 L.P., or 3i Healthcare, (b) 3,118,843 shares directly held by 3i U.S. Growth Partners L.P., or 3i Partners, (c) 872,682 shares held directly by 3i Growth Capital (USA) M L.P., or 3i Capital M, (d) 1,317,750 shares directly held by 3i Growth Capital (USA) E L.P., or 3i Capital E, (e) 196,353 shares directly held by 3i Growth Capital (USA) D L.P., or 3i Capital D, and (f) 196,354 shares directly held by 3i Growth Capital (USA) P L.P., or 3i Capital P, and together with 3i Healthcare, 3i Partners, 3i Capital M, 3i Capital E and 3i Capital D, the 3i Funds. In this offering, (i) 3i Healthcare will sell 1,313,996 shares of common stock, (ii) 3i Partners will sell 628,588 shares of common stock, (iii) 3i Capital M will sell 175,885 shares of common stock, (iv) 3i Capital E will sell 265,586 shares of common stock, (v) 3i Capital D will sell 39,574 shares of common stock and (vi) 3i Capital P will sell 39,574 shares of common stock. The general partner of each of the 3i Funds is 3i U.S. Growth Corporation. Investment and divestment decisions are made by the board of directors of 3i Corporation, which is the manager of each of the 3i Funds and an indirect wholly owned subsidiary of 3i Group plc, a public company listed on the London Stock Exchange. Mr. Relyea, who is a member of the board of directors of 3i Corporation, disclaims beneficial ownership of the shares held by the 3i Funds solely by virtue of his serving on the board of directors of 3i Corporation. The business address of Mr. Relyea and 3i Corporation (which is a manager of each of the 3i Funds) is One Grand Central Place, 60 E 42nd Street, Suite 4100 (@ Vanderbilt), New York, NY 10165.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX

CONSEQUENCES TO NON-UNITED STATES HOLDERS

The following is a summary of the material United States federal income and estate tax consequences to non-United States holders of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock purchased in this offering that is held as a capital asset by a non-United States holder.

Except as modified for estate tax purposes, a “non-United States holder” means a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes);
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and applicable United States Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-United States holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income or estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws (including if you are a financial institution, United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” person subject to the alternative minimum tax, dealer in securities, broker, person who has acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, or a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity)). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

We have not and will not seek any rulings from the Internal Revenue Service, or IRS, regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below.

If any entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction, in light of your particular circumstances.

Distributions on Common Stock

If we make distributions on our common stock, those payments will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined on a share by share basis), but not below zero. Any excess will be treated as gain from the sale of stock subject to the tax treatment described below in “Gain on Disposition of Common Stock”.

In the event that we pay dividends on our common stock, the dividends paid to a non-United States holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on the gross amount of the dividends paid. However, dividends that are effectively connected with the conduct of a trade or business by the non-United States holder within the United States (and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment of such non-United States holders within the United States) generally are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are generally subject to United States federal income tax on a net income basis in the same manner as if the non-United States holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise). A foreign corporation may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

A non-United States holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends generally will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-United States holders that are pass-through entities rather than corporations or individuals.

A non-United States holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Any gain realized by a non-United States holder on the disposition of our common stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment of such non-United States holder in the United States);
•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-United States holder held our common stock.

In the case of a non-United States holder described in the first bullet point immediately above, the gain will be subject to United States federal income tax on a net income basis generally in the same manner as if the non-United States holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-United States holder that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain (or at such lower rate as may be specified by an applicable income tax treaty). In the case of an individual non-United States holder described in the second bullet point immediately above, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, will be subject to a flat 30% tax even though the individual is not considered a resident of the United States under the Code.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market, only a non-United States holder who actually or constructively holds or held (at any time during the shorter of the five year period ending on the date of disposition or the non-United States holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of our common stock as a result of our being a United States real property holding corporation. You should consult your own advisor about the consequences that could result if we are, or become, a “United States real property holding corporation.”

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty or agreement.

A non-United States holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-United States holder (and the payer does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-United States holder (and the payer does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements – FATCA

The Foreign Account Tax Compliance Act, or FATCA, imposes a United States federal withholding tax at a rate of 30% on payments of dividends on our common stock, where such payment is made to (1) a foreign financial institution (whether holding stock for its own account or on behalf of one or more of its account holders/investors) unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment (or who holds stock on behalf of another non-financial foreign entity that is the beneficial owner) unless the beneficial owner certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other specified requirements. In addition, pursuant to FATCA, such 30% withholding tax will be imposed on payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in our common stock.

Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in such individual’s gross estate for United States federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to United States federal estate tax.

UNDERWRITING

The underwriter named below, the selling shareholders and the Company have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to certain conditions, the underwriter has agreed to purchase the number of shares of common stock indicated in the following table from the selling shareholder.

Name	Number of Shares
Citigroup Global Markets Inc.	13,303,666

Total	13,303,666

The underwriter is committed to take and pay for all of the shares of common stock being offered, if any are taken.

Subject to the completion of this offering, we have agreed to purchase from the underwriter shares of our common stock that are subject to this offering having an aggregate value of approximately $250 million at a price per share equal to the price paid by the underwriter to the selling shareholders in this offering.

The underwriter is purchasing the shares of common stock from the selling shareholders at $         per share (representing $                     of aggregate proceeds to the selling shareholders). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom it may act as an agent or to whom it may sell as a principal. The offering of the shares of common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We have agreed that, subject to certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any other securities convertible into or exercisable or exchangeable for shares of common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock (regardless of whether any such transactions described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise), or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, in each case without the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement.

Each of our shareholders subject to our Shareholders Agreement and each of our directors and executive officers as of the date of this prospectus supplement have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which, for a period of 30 days after the date of this prospectus supplement for each of our directors and executive officers (other than Dr. Dennis Gillings) and for a period of 60 days after the date of this prospectus supplement for such other holders, each of these persons or entities, with limited exceptions, may not, without the prior written consent of the representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for our common stock, beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such directors, executive officers, and selling shareholders or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities (regardless of whether any of these transactions described in clause (i) or (ii) above are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise) or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable for our common stock. Pursuant to the limited exceptions referred to above, up to 27,500 shares of our common stock may be sold by certain of our executive officers and directors during the lock-up period pursuant to Rule 10b5-1 plans that became effective before this offering. Any such sales, including option exercises relating to such sales, will be disclosed on a Form 4 filed under the Exchange Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares from the selling shareholders, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

We estimate that our portion of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $750,000.

In the ordinary course of the underwriter’s and its affiliates’ various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

The selling shareholders and the underwriter have agreed to severally indemnify each other against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “Q.”

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and its affiliates have provided and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriter and its affiliates are lenders, co-documentation agents and/or joint bookrunners for the term loan facility and revolving credit facility. From time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive, as defined below, is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, which we refer to as Qualified Investors, that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (ii) high net worth entities, falling within Article 49(2)(a) to (d) of the Order, and (iii) any other person to whom it may lawfully be communicated pursuant to the Order, all such persons which we refer to together as relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment activity to which this prospectus supplement relates will only be available to, and will only be engaged with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

All applicable provisions of the Financial Services and Markets Act 2000 (as amended) must be complied with in respect to anything done by any person in relation to our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares of common stock are not being offered to the public in Switzerland. Therefore, this document constitutes neither a public offer in Switzerland nor a prospectus supplement in accordance with applicable legislation in Switzerland and may not be issued, distributed or published in Switzerland in a manner which would be deemed to constitute a public offer of the shares of common stock in Switzerland.

Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any Shares other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law, as amended (the “FIEL”). The underwriter has represented and agreed that the Shares which it purchases will be purchased by it as principal and that, in connection with this offering, it will not, directly or indirectly, offer or sell any Shares in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEL and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, no person may offer or sell such Shares or cause such Shares to be made the subject of an invitation for subscription or purchase, or circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or (iii) to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Certain legal matters in connection with this offering will be passed upon for the underwriter by White & Case LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement, which constitutes part of a registration statement we filed with the SEC, does not include all of the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement (including this prospectus supplement and the accompanying prospectus), the exhibits to the registration statement and the documents incorporated by reference in this prospectus supplement. Statements contained in this prospectus supplement about the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement of which this prospectus supplement is a part, such reports and other information at the SEC’s public reference room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus supplement is a part and the other reports and information that we have filed with the SEC at the SEC’s Internet website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement.

The following documents filed with the SEC are hereby incorporated by reference in this registration statement:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014;

(b)	our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2013, filed on February 21, 2014;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 1, 2014, July 31, 2014 and October 30, 2014, respectively;

(d)	our Current Reports on Form 8-K filed on February 12, 2014, May 12, 2014, May 12, 2014, May 28, 2014 and June 18, 2014;

(e)	the description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 2, 2013 (File No. 001-35907) and any amendment or report filed with the SEC for the purpose of updating such description; and

(f)	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates.

However, any portions of the above-referenced documents that are not deemed “filed” with the SEC, including without limitation the certifications required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act, any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K and certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this registration statement.

We will provide to each person, including any beneficial owners, to whom a prospectus supplement is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Quintiles Transnational Holdings Inc., 4280 Emperor Blvd., Durham, North Carolina 27703, Attention: General Counsel, (919) 998-2000, officeofgeneralcounsel@quintiles.com. These documents are also available on the Investor Relations section of our website, which is located at http://www.quintiles.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PROSPECTUS

QUINTILES TRANSNATIONAL HOLDINGS INC.

Common Stock

We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling shareholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by selling shareholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus. In the case of an offering by selling shareholders, information about the selling shareholders, including the relationship between the selling shareholders and us, will also be included in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 to read about factors you should consider before buying our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “Q.” On October 31, 2014, the last reported sale price of our common stock on the NYSE was $58.54 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling shareholders to be named in a supplement to this prospectus may, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling shareholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling shareholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus we file with the SEC. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Quintiles,” “we,” “us,” “our,” or similar references mean Quintiles Transnational Holdings Inc. and its subsidiaries on a consolidated basis. References to “Quintiles Holdings” refer to Quintiles Transnational Holdings Inc. on an unconsolidated basis. References to “Quintiles Transnational” refer to Quintiles Transnational Corp., Quintiles Holdings’ wholly-owned subsidiary through which we conduct our operations.

In this prospectus, unless otherwise stated or the context otherwise requires, references to the “Shareholders Agreement” refers to the January 2008 agreement, as amended, we entered into in connection with a shareholder reorganization that resulted in our ownership by our founder, Dennis B. Gillings, CBE, Ph.D. (and his affiliates), investment funds associated with Bain Capital Investors, LLC, or Bain Capital, affiliates of TPG Global, LLC, collectively, TPG, affiliates of 3i Corporation, or 3i, certain other shareholders who participated in the going private transaction (including an affiliate of Temasek Holdings (Private) Limited), and various members of our management. “Sponsor” refers to each of the private investment firms of Bain Capital, TPG, and 3i, together with any of their respective affiliates who own our shares. Following the completion of our initial public offering, the parties to the Shareholders Agreement consist of Dr. Gillings (and his affiliates) and the Sponsors.

Quintiles® is our principal registered trademark. This prospectus also includes or incorporates by reference other trademarks and service marks, and those trademarks and service marks are the property of their respective owners.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in any subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements regarding our future performance that are contained or incorporated by reference in this prospectus or any prospectus supplement constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained or incorporated by reference herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. We assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

We caution you that any such forward-looking statements are further qualified by important factors that could cause our actual operating results to differ materially from those in the forward-looking statements, including without limitation, that most of our contracts may be terminated on short notice, and we may be unable to maintain large customer contracts or to enter into new contracts; our financial results may be adversely affected if we underprice our contracts, overrun our cost estimates or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of our backlog to revenues may not be indicative of their future relationship; we may be unable to maintain our information systems or effectively update them; customer or therapeutic concentration could harm our business; our business is subject to risks associated with international operations, including economic, political and other risks, such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the market for our services may not grow as we expect; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; we may be unable to successfully develop and market new services or enter new markets; our failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject us to significant costs or liability, which could also damage our reputation and cause us to lose existing business or not receive new business; our services are related to treatment of human patients, and we could face liability if a patient is harmed; we may be unable to successfully identify, acquire and integrate businesses, services and technologies; and we have substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect our financial condition. For a further discussion of the risks relating to our business, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, or our 2013 Form 10-K, which is incorporated by reference in this prospectus and in the “Risk Factors” section in the applicable prospectus supplement.

THE COMPANY

We are the world’s largest provider of biopharmaceutical development services and commercial outsourcing services. We are positioned at the intersection of business services and healthcare and generated $3.8 billion of service revenues in 2013, conduct business in approximately 100 countries and have more than 32,000 employees. We use the breadth and depth of our service offerings, our global footprint and our therapeutic, scientific and analytics expertise to help our biopharmaceutical customers, as well as other healthcare customers, navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.

Our principal executive offices are located at 4820 Emperor Blvd., Durham, North Carolina 27703. Our telephone number at that address is (919) 998-2000. Our common stock is currently traded on the NYSE under the stock symbol “Q.”

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, we will use the net proceeds from the sale of our common stock offered by this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our common stock by any selling shareholders.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common shares in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each participating selling shareholder and the number of common shares beneficially owned by such selling shareholder prior to the offering covered by such prospectus supplement, the number of common shares owned by such selling shareholder that are offered for the selling shareholder’s account in the prospectus supplement and the amount and (if more than one percent) the percentage of our common shares to be owned by such selling shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the participating selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any of the selling shareholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) if a fixed price offering, the public offering price of the securities and the proceeds to us and/or the selling shareholders; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling shareholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling shareholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NYSE. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF CAPITAL STOCK

The following are descriptions of our capital stock and material provisions of our amended and restated articles of incorporation and amended and restated bylaws. These descriptions are summaries and are qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, as well as the Shareholders Agreement, which includes certain other provisions that materially impact the rights of our shareholders, including voting provisions.

Authorized Capital

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. As of October 31, 2014, we had 127,852,205 shares of common stock outstanding and approximately 51 shareholders of record.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held, and are entitled to vote together as a class, on all matters submitted to a vote of shareholders. Except for the election of directors, if a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the North Carolina Business Corporation Act, or the NCBCA, our amended and restated articles of incorporation or our amended and restated bylaws. The election of directors is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. Our common shareholders do not have cumulative voting rights.

Dividend Rights

Under the NCBCA, a corporation may not make any distribution (including dividends, whether in cash or other property, and redemptions or repurchases of its shares) if the distribution would result in either (1) the corporation being unable to pay its debts when they become due or (2) the corporation’s assets being less than the sum of its liabilities plus any preferential liquidation rights of shareholders. For purposes of making this determination, the NCBCA permits a corporation’s board of directors to determine asset values based either on book values or on a fair valuation or other method that is reasonable in the circumstances. Holders of common stock are entitled to receive proportionately any dividends when and as declared by our board of directors, or our Board, subject to any preferential dividend rights of outstanding preferred stock, based on the number of shares of common stock then held of record by such holder.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Our outstanding shares are not subject to any redemption or sinking fund provisions, nor are they convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated articles of incorporation grant broad authority to our Board to determine the designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof), of classes or series of such preferred stock without shareholder approval. Our authorized preferred stock is available for issuance from time to time in one or more series at the discretion of our Board without shareholder approval. Our Board has the authority to prescribe for each series of preferred stock (1) the number of shares in that series, (2) the consideration for such shares in that series and (3) the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of the shares in that series, or the qualifications, limitations or restrictions of the shares in that series.

Anti-Takeover Effects of Our Shareholders Agreement and Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire our company.

Authorized but Unissued Stock

Our amended and restated articles of incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our Board to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our Board.

Our authorized but unissued shares of preferred stock could also have anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of our company. For example, our Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our Board is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

No Written Consent of Shareholders

Our amended and restated articles of incorporation provide that shareholders may not act by written consent. As a result, any shareholder action is required to be taken at a duly called meeting of shareholders, which may make it more difficult for a potential acquirer to accomplish its objectives.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board or pursuant to the Shareholders Agreement. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our company, within the following time periods:

•	In the case of an annual meeting, not earlier than the close of business on the 120th calendar day nor later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, to be timely, the shareholder notice must be received not earlier than the close of business on the later of the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made; and

•	In the case of a nomination of a person or persons for the election to the Board at a special meeting of the shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting.

These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on our Board. Without cumulative voting, a minority shareholder may not be able to gain as many seats on our Board as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our Board to influence our Board’s decision regarding a takeover. Under the NCBCA, by virtue of our date of incorporation and the fact that our amended and restated articles of incorporation do not give our shareholders the right to cumulate their votes, our shareholders are not entitled to cumulate their votes.

Shareholder Approval of Certain Business Combinations

North Carolina has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. As permitted by the NCBCA, we have opted out of both these provisions. Accordingly, we are not subject to any anti-takeover effects of the North Carolina Shareholder Protection Act or Control Share Acquisition Act. Our amended and restated articles of incorporation, however, incorporate a provision substantially identical to Section 203 of the Delaware General Corporation Law, an antitakeover law applicable to Delaware corporations. In general, this provision prohibits us from engaging in a business combination, such as a merger, with a person or group owning 15% or more of our voting stock for a period of three years following the date the person became an interested shareholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. In addition, our amended and restated articles of incorporation provide that the parties to the Shareholders Agreement will not be deemed to be “interested shareholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Election and Removal of Directors; Filling Vacancies

Our amended and restated articles of incorporation, our amended and restated bylaws and the Shareholders Agreement contain provisions that establish specific procedures for nominating, electing and removing members of our Board, including the advance notice requirements discussed above under “—Requirements for Advance Notification of Shareholder Nominations and Proposals.” In addition, see “Certain Relationships and Related Person Transactions” and “Directors, Executive Officers and Corporate Governance—Composition and Qualifications of Our Board of Directors” in our 2013 Form 10-K for additional information regarding our Shareholders Agreement.

Subject to the Shareholders Agreement, vacancies and newly created directorships on our Board may be filled only by a majority of the directors then serving on the Board. The Shareholders Agreement provides that a vacancy created by the death, disability, retirement or removal of a director nominated pursuant to its terms may be filled only by the party to the Shareholders Agreement that nominated such director. Upon the request of the party that nominated a director, the parties to the Shareholder Agreement have agreed to vote for the removal of such director. Our amended and restated articles of incorporation provide that, except as otherwise provided in the Shareholders Agreement, once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, directors may only be removed for cause and by the holders of 75% of our total outstanding stock.

As a practical matter, the nomination and voting requirements of the Shareholders Agreement make it exceedingly difficult for a potential acquirer to replace our directors through a proxy contest.

Additionally, our amended and restated articles of incorporation divide our Board into three classes, with staggered three-year terms. As a result, only one class of directors is elected at each annual meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. The classification of our Board and provisions described above may have the effect of delaying or preventing changes in our control or management.

Amendment of Bylaws

Our amended and restated bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (1) a majority of the members of our Board or (2) the holders of a majority of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders or directors, that the notice of such meeting must have stated that the amendment of our amended and restated bylaws was one of the purposes of the meeting. Our amended and restated bylaws may not be amended in any manner inconsistent with the Shareholders Agreement.

Once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, our amended and restated bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (1) a majority of the members of our Board or (2) the holders of 75% of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders or directors, that the notice of such meeting must have stated that the amendment of our amended and restated bylaws was one of the purposes of the meeting. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated bylaws.

Amendment of Articles of Incorporation

Except as provided under the NCBCA and as discussed below, amendments to our amended and restated articles of incorporation must be proposed by our Board and approved by holders of a majority of our total outstanding shares entitled to vote.

Once the parties to the Shareholders Agreement cease to collectively own a majority of our outstanding shares, shareholder amendments to certain provisions of our amended and restated articles of incorporation, such as the classified board provision, require the approval of the holders of 75% of our total outstanding shares entitled to vote, provided in the case of any special meeting of shareholders, that the notice of such meeting must have stated that the amendment of our amended and restated articles of incorporation was one of the purposes of the meeting. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated articles of incorporation.

Power to Call Special Meetings of Shareholders

Our amended and restated articles of incorporation permit a special meeting of shareholders to be called by (1) a majority of the members of our Board; (2) the Chairman or Chief Executive Officer; or (3) for so long as the parties to the Shareholders Agreement collectively own a majority of our outstanding shares, by (a) any director nominated by Dr. Gillings, Bain Capital, TPG or 3i or (b) the holders of a majority of the outstanding shares of our common stock. These provisions may make a change in control of our business more difficult by delaying shareholder actions to elect directors until the next annual shareholder meeting.

Corporate Opportunities

Our amended and restated articles of incorporation provide that we renounce any interest or expectancy in the business opportunities of the Sponsors and their affiliates (other than our company and our subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, and each such person will have no obligation to offer us those opportunities. This provision applies to a Sponsor (and affiliated parties) only for so long as a nominee to our Board designated by the Sponsor under the Shareholders Agreement continues to serve on the Board. Shareholders will be deemed to have notice of and consented to this provision of our amended and restated articles of incorporation.

North Carolina as Sole and Exclusive Forum

Our amended and restated bylaws provide that, to the fullest extent provided by law, the sole and exclusive forum for all litigation relating to our internal affairs is required to be a state or federal court located within North Carolina, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. As a result, any action brought by any of our shareholders with respect to any such matters, including without limitation (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed to us or any of our shareholders by any of our directors, officers or other employees, (3) any action asserting a claim arising pursuant to any provision of the NCBCA, our amended and restated articles of incorporation or our amended and restated bylaws or (4) any action asserting a claim governed by the internal affairs doctrine, will generally need to be filed in North Carolina and may not be filed in any other jurisdiction. In any such action where the NCBCA specifies the division or county wherein the action must be brought, the action must be brought in such division or county.

Limitations on Directors’ Liability and Indemnification

Sections 55-8-50 through 55-8-58 of the NCBCA permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, employee or agent under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Further, Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

Finally, Section 55-8-57 of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

As permitted by the NCBCA, our amended and restated articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with our best interests, (2) any liability for unlawful distributions under Section 55-8-33 of the NCBCA, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions occurring prior to the date the provision became effective. The term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of our directors, officers, employees, independent contractors, attorneys or consultants. In the event that the NCBCA is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of our directors will be limited or eliminated to the fullest extent permitted by the applicable law.

Our amended and restated bylaws require us to indemnify our directors and officers, and permit us to indemnify our employees and agents, to the fullest extent permitted under the NCBCA. Accordingly, we may indemnify our directors, officers, employees and agents in accordance with either the statutory or the non-statutory standards. From time to time, we may enter into indemnification agreements with certain of our directors, officers, employees and agents, and we have entered into indemnification agreements with certain of our directors. We also are required to advance certain expenses (including attorneys’ fees) to our directors and officers and permitted to advance expenses to our employees and agents. We currently maintain directors’ and officers’ insurance policies covering our directors and officers, as permitted in our amended and restated bylaws and required under our indemnification agreements.

We believe that our amended and restated articles of incorporation, amended and restated bylaws, indemnification agreements and insurance are necessary to attract and retain qualified persons to serve as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation, amended and restated bylaws, and indemnification agreements may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

At present, we are not aware of any pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (212) 936-5100.

Stock Exchange

Our common stock is listed on the NYSE under the symbol “Q.”

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement (including this prospectus) and the exhibits to the registration statement and the documents incorporated by reference in this prospectus. Statements contained in this prospectus about the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement of which this prospectus is a part, such reports and other information at the SEC’s public reference room, which is located at 100 F Street, NE, Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part and the other reports and information that we have filed with the SEC at the SEC’s Internet website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014;

(b)	our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2013, filed on February 21, 2014;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed on May 1, 2014, July 31, 2014 and October 30, 2014, respectively;

(d)	our Current Reports on Form 8-K filed on February 12, 2014, May 12, 2014, May 12, 2014, May 28, 2014 and June 18, 2014; and

(e)	The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 2, 2013 (File No. 001-35907) and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Quintiles Transnational Holdings Inc., 4280 Emperor Blvd., Durham, North Carolina 27703, Attention: General Counsel, (919) 998-2000, officeofthegeneralcounsel@quintiles.com. These documents are also available on the Investor Relations section of our website, which is located at http://www.quintiles.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

13,303,666 Shares

Common Stock

PROSPECTUS SUPPLEMENT

QUINTILES TRANSNATIONAL HOLDINGS INC.

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